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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 12, 2001 accompanying the consolidated financial statements of 800 Travel Systems, Inc., and subsidiary included in the Annual Report on Form 10-KSB for the year ended December 31, 2000, which is incorporated by reference in this Registration Statement on Form S-3 and the Form S-3 registration statement (File No. 333-28237) and the Form S-3 registration statement (File No. 333-45488). We consent to the incorporation by reference in the Registration Statements of the aforementioned report and to the use of our name as it appears under the caption "Experts".






                                                       /s/Grant Thornton, LLP
                                                       -----------------------
                                                       GRANT THORNTON LLP




Tampa, Florida
September 10, 2001